UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                          FORM S-8/POS

 Post Effective Amendment to Form S-8 Filed on November 17, 2000

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933



                        Bach-Hauser, Inc.
     (Exact name of registrant as specified in its charter)

    Nevada                                         88-0390697
(State of Incorporation)                    (I.R.S.  Employer ID No.)

  2080 E. Flamingo Rd., Suite 112, Las Vegas, NV        89119
(Address of Principal Executive Offices)            (Zip Code)


                Legal and Consulting Services Plan
                    (Full title of the Plan)

Chapman & Flanagan, Ltd.
2080 E. Flamingo Rd., Suite 112, Las Vegas, NV 89119
(Name and address of agent for service)

(702) 650-5660
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee


 Title of     Amount to     Proposed     Proposed     Amount of
Securities        be        Maximum     Aggregate    Registration
   to be      Registered    Offering     Offering       Fee
Registered                 Price Per      Price
                           Share (1)

  Common      20,670,000     $0.163    $3,369,210.00    $ 889.47
   Stock        Shares
(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933. The Offering Price is estimated as the average of the bid and asked prices November 17, 2000.

                      PURPOSE OF AMENDMENT

Note that the Form S-8 filed on November 17, 2000 contained an error which is being corrected by this amendment - 3,900,000 shares were inadvertently allocated to Derek R. Freeman. Mr. Freeman is not legal counsel to the Company and was not to be issued shares under a Form S-8.

                           SIGNATURES

The  Registrant. Pursuant to the requirements of  the  Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on November 20, 2000.

(Registrant) Bach-Hauser, Inc.

By (Signature and Title)  /s/ Peter Preston
                          Peter Preston, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                  Title                 Date

 /s/ Peter Preston     President, Director       November 20,
Peter Preston                                    2000

 /s/ Fern Hill         Secretary, Treasurer,     November 20,
Fern Hill              Director                  2000

 /s/ Clayton Kass      Director                  November 20,
Clayton Kass                                     2000